Exhibit 99.1

QVC, INC. CLOSES PRIVATE EXCHANGE OFFERS FOR OUTSTANDING 2027 AND 2028 NOTES

Approximately 89% principal amount of 2027 and 2028 notes successfully tendered and cancelled

WEST CHESTER, Pa. (September 25, 2024) — QVC, Inc. (“QVC”) announced today the consummation of its previously announced exchange offers (each, an “Exchange Offer,” and collectively, the “Exchange Offers”) for any and all of the outstanding notes listed in the table below (collectively, the “Old Notes”) for its newly-issued 6.875% Senior Secured Notes due April 2029 (the “New Notes”) and, as applicable, cash.

The table below provides the aggregate principal amount of each series of Old Notes that were validly tendered and not validly withdrawn at or prior to the expiration date of the Exchange Offers (the “Expiration Date”). The completion of the Exchange Offers improves QVC’s credit profile with a reduced debt balance and extended maturity profile, supporting a potential future extension of QVC and its affiliates’ existing senior secured credit facility.

Title of Series of Old Notes Tendered	CUSIP*	Principal Amount Tendered(1)	Percentage Tendered and Cancelled(1)
4.750% Senior Secured Notes due 2027 (the “2027 Notes”)	747262 AY9	$531 million	92.4%
4.375% Senior Secured Notes due 2028 (the “2028 Notes”)	747262 AZ6	$428 million	85.5%

*	No representation is made as to the correctness or accuracy of the CUSIP number either as printed on the Old Notes or as contained in this press release, and reliance may be placed only on the other identification printed on the Old Notes. The CUSIP number is included herein solely for the convenience of the registered owners of the Old Notes.

(1)	The principal amounts and percentage tendered as reflected in the table above include Old Notes that were validly tendered to QVC at or prior to the Expiration Date in its offers to purchase Old Notes from holders who were not eligible to participate in the Exchange Offers. Additional Old Notes may be tendered in QVC’s offers to holders who were not eligible participate in the Exchange Offers as such offers expire at a later date.

On September 25, 2024 (the “Settlement Date”), QVC issued an aggregate principal amount of approximately $605 million in New Notes in exchange for the Old Notes and approximately $352 million in cash in exchange for the Old Notes validly tendered and accepted by QVC in the Exchange Offers and its offers to purchase Old Notes from holders who were not eligible to participate in the Exchange Offers, plus accrued and unpaid interest from the last interest payment date to, but excluding, the Settlement Date, without giving effect to any Old Notes that may still be tendered in QVC’s offers to holders who were not Eligible Holders after the Expiration Date. Liberty Interactive LLC (“LI LLC”), a wholly owned subsidiary of Qurate Retail, Inc., which is the indirect parent of QVC, through its subsidiaries, contributed approximately $277 million in cash to fund a portion of the cash consideration to be paid in all the offers.

This press release is for informational purposes only and does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Old Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, nor does it constitute a solicitation for an offer to purchase any security, including the Old Notes or the New Notes.

The New Notes have not been, and will not be, registered under the Securities Act or any state securities laws and, unless so registered, may not be re-offered or re-sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the offers to purchase and their expected completion. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability to satisfy the conditions to the Exchange Offers. These forward-looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Forms 10-K and 10-Q, for additional information about QVC and about the risks and uncertainties related to the business of QVC which may affect the statements made in this press release.

Contacts:

Shane Kleinstein

720-875-5432

QVC Media Relations

484-701-1647

Source: QVC, Inc.

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